EXHIBIT 10.12





        AMENDMENT NO. 4 TO AMENDED AND RESTATED
        LOAN AND SECURITY AGREEMENT



                THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Amendment"), dated as of December __, 1997 is entered into between GALOOB TOYS, INC. (f/k/a Lewis Galoob Toys, Inc.), a Delaware corporation ("Debtor"), and CONGRESS FINANCIAL CORPORATION (CENTRAL) ("Congress").


        W I T N E S E T H:

                WHEREAS, the parties hereto are parties to that certain Amended and Restated Loan and Security Agreement dated as of March 31, 1995 (as amended and/or modified prior to the date hereof, the "Existing Agreement," and as amended by this Amendment, the "Loan Agreement"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement); and

                WHEREAS, Debtor and Congress desire to amend the Existing Agreement to, inter alia, (i) increase the amount of credit available to Debtor to $75,000,000, (ii) extend the scheduled maturity date in
Section 2.5 of the Existing Agreement, (iii) modify the interest rates and other fees under the Existing Agreement and (iv) provide for other modifications of the Existing Agreement, as described below.

                NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration
(the receipt, adequacy and sufficiency of which are hereby acknowledged), the parties hereto, intending legally to be bound, hereby agree as follows:

                1.  Amendment to Existing Agreement.

                1.1. The definitions contained in Section 1.1 of the Existing Agreement shall be amended to reflect the following additions or, in the case of terms already defined in the Existing Agreement, modifications:

                        "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing
(a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve
Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-
United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                        "Business Day" shall mean (a) for the Prime Rate Loans, any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the States of New York or Illinois or the Commonwealth of Pennsylvania, and a day on which the Reference Bank and Lender are open for the transaction of business, and (b) for all Eurodollar Rate Loans, any such day as described in (a) above in this definition of Business
Day, excluding any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

                        "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Debtor and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Debtor in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Debtor.

                        "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

                        "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three
(3) months duration as Debtor may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Debtor may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

                        "Interest Rate" shall mean, as to Prime Rate Loans, the Prime Rate and, as to Eurodollar Rate Loans, a rate of one and three quarters percent (1 3/4%) per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar
Rate applicable for the Interest Period selected by Debtor as in effect three (3) Business Days after the date of receipt by Lender of the request of Debtor for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Debtor); provided that, the Interest
Rate shall mean the rate of two percent (2%) per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of three and three quarters percent (3 3/4%) per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate
Loans, at Lender's option, without notice, (a) for the period on and after the date of termination or non-renewal hereof, or the date of the occurrence of any Event of Default or event which with notice or passage of time or both would constitute an Event of Default, and for so long as such Event of Default or other event is continuing as determined by Lender and until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Debtor) and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Debtor under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

                        "Maximum Credit" shall mean the amount of $75,000,000.

                        "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

                        "Reference Bank" shall mean CoreStates Bank, N.A., or such other bank as Lender may from time to time designate.

                        "Settlement Agreement" shall mean that certain Settlement and Release Agreement dated as of June 2, 1997 between Debtor and Hedeen and Companies, FunMaker, Clemens
V. Hedeen, Jr., Patti Jo Hedeen, Ned Cain, Carol Cain, C.V.
Hedeen's Fun Factory, Hedeen International and CV Hedeen's
Fun City, U.S.A.

                1.2  The definition of "Eligible Accounts" set forth in
Section 1.1 of the Existing Agreement is hereby amended by deleting the phrase "30 days" which appear in clause (c) of the third sentence thereof and inserting the phrase "60 days" in their place.

                1.3  The definition of Eligible Inventory set forth in
Section 1.1 of the Existing Agreement is hereby amended by amending and restating clause (e) thereof to read as follows:

                        "(e)    The Inventory is (i) at a location permitted
under Section 8.24 hereof or (ii) in transit to such a location, Congress has a first priority perfected security interest in such Inventory and Debtor has delivered to Congress such documents or instruments, which shall be in form and substance satisfactory to Congress, as are necessary, appropriate or desirable to perfect or otherwise protect Congress' interest in such Inventory."

                1.4 Section 2.1 of the Existing Agreement is hereby amended as follows:

                        (a) The words "seventy five percent (75%)" are hereby deleted from the first sentence of Section 2.1 of the Existing Agreement and the words "eighty percent (80%)" are hereby inserted in their place.

                        (b)     Clause (b) in the first sentence of
Section 2.1 of the Existing Agreement is hereby amended and restated to read as "fifty percent
(50%) of the Value of Eligible Inventory".

                        (c)     The dollar amount "$8,000,000" is
hereby deleted from the second sentence of
Section 2.1 of the Existing Agreement and the dollar amount "$12,000,000" is hereby inserted in its place.

                1.5 Section 2.3 of the Existing Agreement is hereby amended by deleting the dollar amount "$60,000,000" which appears therein and inserting the dollar amount "$75,000,000" in its place.

                1.6 Section 2.5 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

                        "2.5 Term of Agreement. This Agreement shall be effective as of its date and shall continue in full force and effect for a term ending on December 31, 2000, unless
sooner terminated pursuant to the terms hereof.  Congress
shall have the right to terminate this Agreement immediately at any time upon the occurrence of an Event of Default.
Debtor shall have the right to terminate this Agreement upon not less than 30 days prior written notice to Congress by
indefeasibly paying to Congress all Obligations.  Upon
expiration of the term of this Agreement, all Obligations
shall become due and payable, without demand or notice of
any kind.   No termination of this Agreement, however, shall
relieve or discharge Debtor of its duties, obligations and covenants hereunder until all Obligations have been paid in full, and Congress' continuing security interest in the Collateral shall remain in effect until such Obligations have been fully discharged."

                1.7 Section 2.6 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

                        "2.6 Early Termination. If Congress terminates this Agreement (i) upon the occurrence of an Event of Default, and Congress is repaid prior to September 30, 2000 or (ii) at Debtor's request, and Congress is repaid prior to September 30, 2000, in view of the impracticability and extreme difficulty in ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Congress' lost profits as a result thereof, Debtor hereby agrees that it shall pay to Congress, upon the effective date of such termination, an early termination fee in an amount equal to one percent (1.0%) of the Maximum
Credit, if such termination occurs prior to September 30, 2000; provided, however, that no such early termination fee shall be payable hereunder if, Congress is fully repaid upon the termination of this Agreement (i) with the proceeds received by the Debtor of a sale of an equity interest in, or equity securities of, Debtor or (ii) which occurs upon a Change in Control. Such termination fee shall be presumed to be the amount of damages sustained by said early termination and Debtor agrees that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 2.6 shall be deemed included in the Obligations;"

                1.8 Section 3.1 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

                        "3.1     Interest.

                        (a) Debtor shall pay to Congress interest on the daily average outstanding principal amount of the Loans and, to the extent permitted by applicable law, the other non-contingent Obligations from and after the date when actually paid by Lender, at the Interest Rate (with all Obligations which are not Loans being treated as Prime Rate Loans solely for this purpose). All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

                        (b) Debtor may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional
Interest Period. Such request from Debtor shall specify the amount of the Prime Rate Loans which will constitute
Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Debtor, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Debtor shall have complied with such customary procedures as are established by Lender and specified by Lender to Debtor from time to time for requests by Debtor for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar
Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Debtor shall not exceed the amount equal to eighty-five (85%) percent of the daily average of the principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable
Interest Period, as determined by Lender (but with no obligation of Lender to make such Revolving Loans) and (vii)
Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Debtor. Any request by Debtor to convert Prime Rate Loans to Eurodollar
Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar
Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

                        (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Debtor, convert to Prime Rate Loans in the event that (i) an Event of Default or event which with the notice or passage of time or both would constitute an Event of Default, shall exist,
(ii) this Agreement shall terminate or not be renewed, or
(iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate
Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or
(B) the sum of the then outstanding principal amount of the Revolving Loans then available to Debtor under Section 2 hereof. Debtor shall pay to Lender, upon demand by Lender
(or Lender may, at its option, charge any loan account of Debtor) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss
(including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

                        (d) Interest shall be payable by Debtor to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed.
 The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Debtor to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto."

                1.9 Section 3.2 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

                        "3.2  Changes in Laws and Increased Costs of Loans.

                        (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Debtor, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, by an amount deemed by Lender to be material, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material.
Debtor shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Debtor) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Debtor.

                     (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 6.3 or any other payments made with the proceeds of Collateral, Debtor shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Debtor) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof."

                1.10 Section 3.4 of the Existing Agreement is hereby amended and restated in its entirety to read as follow:

                        "3.4 Unused Line Fee. If the average outstanding daily principal balance of the sum of all Revolving Loans plus Letter of Credit Outstandings in any calendar month shall be less than the Maximum Credit, Debtor shall pay to Congress in arrears on or before the tenth (10th) day of the next succeeding calendar month an unused line fee equal to one quarter of one percent (0.25%) per annum upon the difference between (A) the average outstanding daily principal balance of all such Revolving Loans plus Letter of Credit Outstandings in respect of such month and (B) the applicable base amount for such month as set forth below:

                Base
        Period
        Amount

        January 1, 1998 through September 30, 1998             $25,000,000

        October 1, 1998 and thereafter                         $50,000,000

                1.11 Section 3.6 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

                        "3.6 Amendment Closing Fees. Debtor shall pay to Lender as a closing fee for Amendment No. 4 to this Agreement the amount of $750,000, which shall be fully earned as of and payable on the effective date of that Amendment."

                1.12 Section 8.22(b) of the Existing Agreement is hereby amended by deleting the dollar amount "$1,000,000" which appears therein and inserting the dollar amount "$2,500,000" in its place.

                1.13    The Existing Agreement is amended by adding a new
Section 8.26 which shall read as follows:

                        "8.26     Title Insurance  On or prior to December 31,
1997, Debtor shall deliver to Congress a fully paid lender's policy of title insurance, in form and substance satisfactory to Congress, with respect to Debtor's headquarters building and related real property.

                1.14    Schedules.   Schedules 1.1(b), 7.2, 7.6, 7.9, 7.11(b),
7.14(b), 7.15, 8.6, 8.8 and 9.1(b)(ii) to the Existing Agreement are hereby amended and restated to read in their entirety as Schedules
1.1(b), 7.2, 7.6, 7.9, 7.11(b), 7.14(b), 7.15, 8.6, 8.8 and 9.1(b)(ii)
hereto.

                2. Effective Date of this Amendment. This Amendment shall be deemed effective the later of (i) January 1, 1998 or (ii) the date when each of the following conditions have been satisfied:

                        (a) each of the parties to this Amendment shall have executed and delivered to each other counterparts hereto;

                        (b) Congress shall have received the following documents, in form and substance acceptable to Congress and its counsel:

                                (i)  a certificate of the Secretary of Debtor,
dated as of the date hereof certifying, among other things, (a) the names and true signatures of the officers of Debtor authorized to execute this Amendment and the Amended and Restated Revolving Note;
(b) that attached thereto is a true and complete copy of the Articles of Incorporation and the by-laws of Debtor as in effect of the date of such certification;
and (c) that attached thereto is a true and complete copy of the resolutions of Debtor's Board of Directors approving and authorizing the execution and delivery of this Amendment and the Amended Restated Revolving
Note;

                                (ii)  a title commitment for $10,000,000 of
title insurance with respect to Debtor's headquarters building;

                                (iii) the Amended and Restated Revolving Credit
Note (the "Amended and Restated Revolving Note") to reflect the increase in the Maximum Credit;

                                (iv)  the Opinion of counsel to the Debtor;

                        (c) Debtor shall have entered into an agreement with Lucas Licensing Ltd., to allow Debtor to manufacture and sell small scale versions of the characters, replicas of vehicles and other related paraphernalia from the second
Star Wars Trilogy films (the first of which is currently due for release in 1999); and

                        (d)  Congress shall have received an updated
appraisal, in form and substance acceptable to Congress and its counsel in their sole discretion, of Debtor's Inventory.

                3.  Absence of Waiver or Setoff.

                3.1. No Waiver. Congress and Debtor agree that the amendments set forth in Section 1 hereof shall be limited precisely as written and except as expressly set forth in Section 1 of this Amendment, shall not be deemed to be a consent to any waiver or modification of any other term or condition of the Existing Agreement, the Loan Agreement or any Loan Document.

                3.2. Acknowledgment of Liabilities. Debtor hereby acknowledges and agrees that there is no defense, setoff or counterclaim of any kind, nature or description to the Obligations or the payment thereof when due.

                4. Representations. Debtor hereby represents and warrants to Congress that:

                        (i) Debtor is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation;

                        (ii) the execution, delivery and performance of each of this Amendment and the Amended and Restated Revolving
Note by Debtor are within its corporate powers and have been duly authorized by all necessary corporate action;

                        (iii) each of this Amendment and the Amended and Restated Revolving Note is a legal, valid, and binding obligation of Debtor, enforceable against Debtor in accordance with its terms; and

                        (iv) the Settlement Agreement has been duly executed and delivered and constitutes the valid and binding obligation of each of the parties thereto, enforceable in accordance with its terms, and the Debtor has duly performed all of its obligations thereunder and is in full compliance therewith.

                5. References in Other Documents. References to the Existing Agreement in any Loan Document shall be deemed to include a reference to the Loan Agreement, whether or not reference is made to this Amendment.

                6.  Miscellaneous.

                        (i) Debtor acknowledges its obligation under the Existing Agreement to pay, and specifically agrees to pay on demand, any and all costs or expenses of Congress (including costs of counsel) in connection with the execution of this Amendment regardless of whether the conditions to effectiveness shall be satisfied.

                        (ii) Section headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

                        (iii) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

                        (iv) This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without giving effect to principles of conflicts of laws.

                        (v) All obligations of Debtor and rights of Congress that are expressed herein, shall be in addition to and not in limitation of those provided by applicable law.

                        (vi) Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

                        (vii) This Amendment shall be binding upon Debtor and Congress and their respective successors and assigns, and shall inure to the benefit of Debtor and Congress and the successors and assigns of Congress.


                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                                GALOOB TOYS, INC.
                                                (f/k/a Lewis Galoob Toys, Inc.)
                                                 a Delaware corporation



                                                By:
                                                    Name:
                                                    Title:



                                                CONGRESS FINANCIAL CORPORATION
                                                  (CENTRAL)


                                                By:
                                                    Name:
                                                    Title: